Exhibit 10.12



                              ENGAGEMENT AGREEMENT
                              --------------------

     This Engagement Agreement (the "Agreement") made and entered into effective this 11th day of December, 2002 and between PocketSpec Technologies Inc., a Colorado Corporation, hereafter referred to as ("PocketSpec"), and Chris Wrigley, hereafter referred to as ("Wrigley").

                                    RECITALS

     WHEREAS, PocketSpec is a developer and retailer of color measuring technologies. In addition, PocketSpec owns rights to other technologies now in development and as discovered in the future. In addition, the PocketSpec has developed three color measurement products, the ColorQATM, the ColorCheckTM and the BronzCheckTM which it produces and sells, hereinafter referred to as (the "Current Projects").

     WHEREAS, PocketSpec has the need to expand the utility of its Current Projects, by way of a USB linkage to other computer devices in order to download, store and manipulate the data gathering capabilities of PocketSpec's current products, the ColorQATM, the ColorCheckTM and the BronzCheckTM, hereinafter referred to as (the "Current Products"); and to create software and firmware to use, store and manipulate the data gathered as well as integrate the data into other software systems, such as Microsoft Excel and Access, and other point of sale industry specific software and hardware systems. The desired development work is referred to as (the "Product Enhancements").

     WHEREAS, Wrigley is a qualified electrical engineer with limited experience in programming and desires to assist PocketSpec with the Product Enhancements and PocketSpec agrees to contract Wrigley to complete the Product Enhancements.

     WHEREAS, PocketSpec has agreed to contract Wrigley to complete the Product Enhancements and also to pay for third party developers and assistants that Wrigley believes must be hired or contracted to assist in the software integration and development portions of the Product Enhancements. The arrangements described in this Agreement as they pertain to the contracting the Wrigley and third parties are hereinafter referred to as (the "Engagement") . WHEREAS, Wrigley and PocketSpec have decided to set down in writing the mutual understandings in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, for the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. PocketSpec and Wrigley agree to the Engagement described above to complete the Product Enhancements, and the initial detail of work to be commenced is briefly described below:

1.1. Review current electrical design, software and firmware of the Current Products and to design a new circuitry design needed to integrate a USB port in accordance with needed Product Enhancements; and

1.2. Create software to will download data gathering of the Current Products into a spreadsheet program such as Microsoft Excel and/or Microsoft Access and create data bases and graphic programs or applications for the said Microsoft Excel and/or Microsoft Access; and

1.3. Provide electronic files and bill of materials to be able to create new circuit boards with its contractor and to its board assembler in order to produce prototype circuit boards for prototype or test products; and

1.4. Complete testing of products and make improvements to electrical and software designs as needed once assembled; and

1.5. Provide documentation and operating guide for use in the incorporation of the working design for integration as a program application of Microsoft Excel or Microsoft Access, into a CD format and instruction manual for resale by PocketSpec; and

1.6.  Once the Product  Enhancements  are completed as described in 1.1. through
      1.5. or during its commencement, Wrigley shall review or PocketSpec other software, firmware and hardware for third party "Point of Sale" systems for integrating the Product Enhancements, hereinafter referred to as (the "Third Party Systems"), and to estimate the time requirements and other costs that will be needed to create software modules for sale by PocketSpec, et al.; and

1.7. If desired by PocketSpec, Wrigley shall accept code and operating/firmware from owners of Third Party Systems and begin commencement of integration of Product Enhancements into the Third Party Systems, and

1.8. Provide documentation and operating guide for use in the incorporation of the working system for integrating into modules of or incorporated designs of the Third Party Systems into a CD format and instruction manual for resale by PocketSpec; and

1.9. As needed as agreed from time to time, to make improvements, programming changes and other market comment changes requested by PocketSpec, and/or its licensees; and

1.10. Housing changes: PocketSpec desires to maintain line of Current Products and to create Product Enhancements by fitting the USB interface and cable attachments within the area reserved for the J Cell battery in its Current

     Products. The Product Enhancements shall include cabling designed by Wrigley and to be attached inside the existing battery door. When ready for production, PocketSpec will alter its battery door to include a notch or whole in the rear section in order to cinch down a collared cable. PocketSpec will have its cable contractor create the cables according to Wrigley's specifications. This shall create a relatively secure attachment of the USB port so that the device is not inadvertently detached during use and so that the device is not easily stolen, or damaged by falling to the floor during use. Housing changes shall be paid directly by PocketSpec.

2. Devices and programming equipment: PocketSpec will provide needed copies or boards, cables, Current Products and other accessories to allow Wrigley to do his Engagement.

3.    Term of Engagement:

3.1. This Agreement shall expire on December 31, 2003, and may be extended by simply memorandum, amendment or other confirmation documentation.

3.2. Expiration or termination of this Agreement or the Engagement shall not terminate compensation obligations on the part of PocketSpec.

4.    Compensation to Wrigley:

4.1. Wrigley's out of pocket expenses shall be immediately reimbursed in cash. Wrigley shall provide expense reports of materials and expenses to be paid out of pocket. Where convenient, PocketSpec or its employees and agents shall directly pay for these costs with the materials, supplies, etc. shipped to Wrigley for use; and
4.2. Wrigley shall provide a monthly statement of work and total of hours through the last day of each month.

      PocketSpec shall pay Wrigley for his work at $75.00 per hour with free trading S-8 stock in PocketSpec deposited directly into Gill and
      Associates Inc., the brokerage company selected by PocketSpec. The deposit of shares shall be computed monthly to pay for the hours of work each month with a per share price equal to the lowest closing price for the stock during the month the work was performed; and

4.3. PocketSpec has paid an initial $1,500.00 payment for up to 20 hours of work for the month of December, 2002. This payment is based on $.25 per share or 6,000 shares which shall be issued effective December 11, 2002 when this Agreement is signed by Wrigley, and if more than 20 hours of work is billed for December, 2002, those additional hours shall be paid with stock at the said price per share; and

4.4. Monthly report of hours or work shall include a brief detail of the work done during the month.

5. Third Parties Needed and Time Constraints: PocketSpec and Wrigley agree that an initial working model as detailed in 1.1. through 1.5. is planned for completion during March, 2003 and the work to conclude work detailed in 1.6. through 1.10. is planned for completion during June, 2003. While Wrigley is probably capable of completing much of the work described in this Agreement, he does have a full time job and given the time constraints, any person that Wrigley desires to hire to conclude the work, is approved Carte Blanch up to $20,000.00 in costs during the process of the Engagement. More then the $20,000.00 shall have to be approved by written memorandum. Wrigley is authorized to offer up to $75.00 per hour for the work and payment in cash or stock using the same formula, although Wrigley is encouraged to detail the task and time table and obtain a bid for the work as a single sum of money or stock for the bid hours.

5.1.  Requirements of persons working with Wrigley:

     5.1.1. PocketSpec shall require a similar agreement to this Agreement, but for limited duration and task.

     5.1.2.PocketSpec may require the use of Gill and Associates Inc., for any S-8 stock compensation and additional documentation, including a W-9 tax withholding form for cash compensation, whereby withholdings may be required.

6. Options concerning alternate stock transfers: PocketSpec agrees that Wrigley may periodically elect to accept restricted SEC Rule 144 stock, in lieu of any monthly entitlement, with a 50% premium. More specifically, if Wrigley billed 100 hours for example and the low closing price would be $.30, he would be entitled to 25,000 shares of free trading S-8 stock. The alternate for restricted stock would entitle him to 37,500 shares. Wrigley may open a joint brokerage account and direct all of his stock compensation to be deposited in a joint account instead of an individual account.

7.    Additional Provisions:

    7.1. NONDISCLOSURE.

     7.1.1. Recognition of PocketSpec's Rights; Nondisclosure. At during the Engagement and thereafter, Wrigley will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the PocketSpec's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with the work of Wrigley for the PocketSpec, or unless an officer of the PocketSpec expressly authorizes such in writing. Wrigley will obtain PocketSpec's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to Wrigley work at PocketSpec and/or incorporates any

Proprietary Information. Wrigley hereby assign to the PocketSpec any rights Wrigley may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the PocketSpec and its assigns.

     7.1.2.Proprietary  Information.  The term "Proprietary  Information"  shall mean any and all confidential and/or proprietary knowledge, data or information of the PocketSpec. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); (b) information regarding plans for research, development, new products, marketing, and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers;and (c) information regarding the skills and compensation of other employees of the PocketSpec. Notwithstanding the foregoing, it is understood that, at all such times, Wrigley is free to use information which is generally known in the trade or industry, which is not gained as a result of a breach of this Agreement, and their own skill, knowledge, know-how and experience to whatever extent and in whichever way Wrigley wishes.

7.2. Non-Solicitation. Wrigley shall not during the term of Engagement, and for a period of one year thereafter, directly or indirectly, use any Proprietary Information to:

     7.2.1. solicit, induce, entice, or attempt to entice, any employee of the PocketSpec to terminate his or her engagement with the PocketSpec;

     7.2.2.solicit, induce, entice, or attempt to entice, any customer of the PocketSpec to terminate its business relationship with the PocketSpec, including those that have been the PocketSpec's customers within the one year preceding its termination;

     7.2.3.directly or indirectly solicit or provide services to any customer of
          the  PocketSpec   including  those  who  have  been  the  PocketSpec's
          customers within the one year preceding its termination.

7.3. Third Party Information. Wrigley understands, in addition, that the PocketSpec has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the PocketSpec's part to maintain the confidentiality of such information and to use it only for certain limited purposes.
      During the term of their Engagement and thereafter, Wrigley will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than PocketSpec personnel who need to know such information in connection with his work for the PocketSpec) or use, except in connection with his work for the PocketSpec, Third Party Information unless expressly authorized by an officer of the PocketSpec in writing.

7.4. Approval prospective

                                     tain t


7.5.  Color  select' s.  PocketSpecs'  reasonably  keep Wrigley ased as to
      quantir  ColorQA  mode  are  rea  for  shipment[GRAPHIC   OMITTED][GRAPHIC
      OMITTED]

7.6. No Improper Use of Information of Prior Employers and Others. During the Engagement of Wrigley by the PocketSpec, Wrigley will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Wrigley have an obligation of confidentiality, and Wrigley will not bring onto the premises of the PocketSpec any unpublished documents or any property belonging to any former employer or any other person to whom Wrigley has an obligation of confidentiality unless consented to in writing by that former employer or person. Wrigley will use in the performance of his duties only information which is generally known and used by persons with training and experience comparable to that of Wrigley, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the PocketSpec.

8. No CONFLICTING OBLIGATION. Wrigley represents that his performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence information acquired by Wrigley in confidence or in trust prior to the Engagement by the PocketSpec.

9. RETURN OF POCKETSPEC DOCUMENTS. When the work by Wrigley is concluded or terminated, Wrigley will deliver to the PocketSpec any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any PocketSpec Inventions, Third Party Information or Proprietary Information of the PocketSpec.

10. TERMINATION, CONTINUED COMPENSATION ENTITLEMENT. Either party may terminate this Agreement, without cause by tendering notice as provided herein. Termination shall not relieve either the PocketSpec or the Wrigley from existing obligations to each other at the time of any such termination.

11. NO PARTNERSHIP OR EMPLOYER/EMPLOYEE RELATIONSHIP Nothing in this Agreement, either express or implied may be interpreted to create a partnership or common interest between the PocketSpec and the Wrigley, but rather the relationship between the PocketSpec and the Wrigley is that of a contractor/Wrigley. In addition, nothing in this Agreement shall impute any sort of employer/employee arrangement between the PocketSpec and the Wrigley.
12. PUBLICATION. Wrigley understands that PocketSpec will be required to make an SEC disclosure of this Agreement.

13.   LEGAL AND EQUITABLE REMEDIES.

13.1. Wrigley agrees that the provisions of this Agreement are reasonable and necessary protection for the immediate and substantial interests of the PocketSpec, and that any violation of these provisions would cause substantial and irreparable injury to the PocketSpec. Because services of Wrigley are personal and unique and because Wrigley may have access to and become acquainted with the Proprietary Information of the PocketSpec, the PocketSpec shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the PocketSpec may have for a breach of this Agreement.

14. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by Federal Express, certified mail, or facsimile seven (7) days after the date of mailing.

15. GENERAL PROVISIONS.

     15.1.1. Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of Colorado. Wrigley hereby expressly consent to the personal jurisdiction of and venue in the state and federal courts located in the City and County of Denver, Colorado, for any lawsuit filed there against Wrigley by the PocketSpec arising from or related to this Agreement.

     15.1.2. Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law.

     15.1.3.  Successors  and Assigns.  This  Agreement will be binding upon the
          successors,   heirs,   executors,   administrators   and  other  legal
          representatives or the respective parties herein.

     15.1.4. Survival. The provisions of this Agreement shall survive the termination of Engagement and the assignment of this Agreement by the PocketSpec to any successor in interest or other assignee.



                                  cc, &) L' - ~

     15.1.5. Engagement. Wrigley agrees and understands that nothing in this Agreement shall confer any right with respect to continuation of engagement by the PocketSpec, nor shall it interfere in any way with Wrigley's right or the PocketSpec's right to terminate Engagement of Wrigley at any time, with or without cause.

     15.1.6. Waiver. No waiver by the PocketSpec of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the PocketSpec of any right under this Agreement shall be construed as a waiver of any other right. The PocketSpec shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     15.1.7. Entire Agreement. The obligations pursuant to this Agreement shall apply to any time during which Wrigley was previously engaged, or is in the future engaged, by PocketSpec as a Wrigley or independent contractor if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between the parties. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in duties or compensation will not affect the validity or scope of this Agreement.

     15.1.8. Benefit of Counsel. Each party to this Agreement have had the benefit of legal counsel and representation prior to executing this Agreement.

THE PARTIES HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.


Wrigley:


By:     /s/ Chris Wrigley
        -----------------
        Chris Wrigley


Address:        3928 Burritt Way
La Crescenta, California 91214
Telephone       818.541.1858 (home) 818.354.3365 (work)
Email           cwri leylPearthlink.net Tax ID


POCKETSPEC:


By:     /s/ F. Jeffrey Krupka
        ---------------------
        F. Jeffrey Krupka


Address:        3225 East 2nd Avenue Denver, Colorado 80206
Telephone 303.393.8020 Facsimile 303.393.1700

Email           ikrupka@pocketspec. com